Exhibit 99.1

ANADIGICS ANNOUNCES THIRD QUARTER 2014 RESULTS

Net Sales of $18.9 Million, in line with consensus
Sequential GAAP EPS Improved by $0.10 to ($0.08)
Sequential Non-GAAP EPS Improved by $0.02 to ($0.07)
Net Cash of $9.5M compares with Q2’s $9.7M

WARREN, N.J., October 27, 2014 — ANADIGICS, Inc. (Nasdaq: ANAD), a world leader in radio frequency (RF) solutions, reported third quarter 2014 net sales of $18.9 million, in line with guidance. While revenue was down 18.9%, sequentially, non-GAAP gross margin expanded 321 basis points to 16.0%, exceeding guidance.

As of September 27, 2014, cash and cash equivalents totaled $13.5 million, or net cash of $9.5 million, after excluding $4.0 million drawn under the Company’s credit facility.

GAAP net loss for the third quarter of 2014 was $6.7 million, or ($0.08) per diluted share compared to $11.2 million, or ($0.13) per diluted share in the third quarter of 2013.  Non-GAAP net loss for the third quarter of 2014 was $5.7 million, or ($0.07) per share compared to $9.5 million, or ($0.11) in the third quarter of 2013.

“ANADIGICS has made tremendous progress during the last three months towards realizing both our financial and market goals,” said Ron Michels, chairman & CEO of ANADIGICS. “Our new product launches have been very well received in their targeted markets, and have led us to enjoy a significant increase in customer engagements and strategic design win activity.  Due to these improvements, we believe we are on target to realize the strategic goals I outlined last June.”

“I am pleased with our improving financial performance driven by a 321 basis-point increase in non-GAAP gross margin and a greater-than 18% reduction in non-GAAP operating expenses.  These operational improvements helped enable net cash of $9.5 million at quarter end, and looking ahead, we expect only a modest further reduction in net cash by year end,” said Terry Gallagher, vice president and CFO.  “Lastly, we recently closed with Silicon Valley Bank on a new, more flexible $10 million credit facility that, if needed, provides additional capital to fund growth.”

ANADIGICS’ financial outlook for Q4:

•	Revenue is expected to increase sequentially by 8 – 12%

•	Non-GAAP gross margin is expected to improve sequentially by approximately 200 basis points

•	Operating expenses are expected to be approximately flat sequentially

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income and loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS’ industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. To listen to the conference via telephone, please call 866-459-1514, conference ID 18457009.  A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site at www.anadigics.com/investors or by dialing 855-859-2056 conference ID 18457009 (available until November 3, 2014).

Recent Highlights

October 8 - Samsung GALAXY Note 4 Powered by ANADIGICS ProEficient-Plus™ Solution
October 2 - ANADIGICS Introduces TD-LTE Small-Cell Power Amplifiers
September 24 - ANADIGICS Expands DOCSIS 3.1 CATV Infrastructure Portfolio
September 23 - ANADIGICS Launches New GaN Line Amplifiers with Industry’s Highest Output Power Levels
September 22 - ANADIGICS Small-Cell Power Amplifiers Selected by Nextivity
September 18 - ANADIGICS FEICs Enable WiFi Connectivity in the LG G3 Beat
September 8 - Leading North American Infrastructure Manufacturer Selects ANADIGICS WiFi Solutions

About ANADIGICS, Inc.

ANADIGICS, Inc. (ANAD) designs and manufactures innovative radio frequency (RF) solutions for the growing infrastructure and mobile markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional performance and integration to deliver a unique competitive advantage to OEMs and ODMs for CATV infrastructure, CATV subscriber, small-cell, WiFi infrastructure, industrial and mobile applications. The Company's award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules, and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Net sales	$18,871	$37,011	$65,403	$97,956
Cost of sales	16,038	32,912	59,654	94,282
Gross profit	2,833	4,099	5,749	3,674
Research and development expenses	5,600	9,551	21,438	29,264
Selling and administrative expenses	3,792	5,782	13,454	18,239
Restructuring charges	105	-	5,965	1,915
Operating loss	(6,664)	(11,234)	(35,108)	(45,744)
Interest income	1	46	7	204
Interest expense	(76)	(31)	(169)	(51)
Other income, net	70	15	1,817	1,569
Net loss	$(6,669)	$(11,204)	$(33,453)	$(44,022)

Net loss per share:
Basic and diluted	$(0.08)	$(0.13)	$(0.39)	$(0.55)

Basic and dilutive shares outstanding	86,199	83,723	85,550	79,974

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(6,669)	$(11,204)	$(33,453)	$(44,022)
Stock compensation expense (excluding Restructuring charges)
Cost of sales	183	322	705	914
Research and development	374	613	1,450	1,653
Selling and administrative	315	796	1,916	2,792
Cost of sales charge (1)	-	-	2,080	1,924
Marketable securities redemptions and accretion (2)	-	(25)	(1,728)	(1,474)
Restructuring charges (3)	105	-	5,965	1,915
Non-GAAP net loss	$(5,692)	$(9,498)	$(23,065)	$(36,298)

Non-GAAP loss per share (*):
Basic and diluted	$(0.07)	$(0.11)	$(0.27)	$(0.45)

Supplemental Information
Infrastructure	$10,036	$8,495	$29,424	$24,943
Mobile	8,835	28,516	35,979	73,013
Net Sales	$18,871	$37,011	$65,403	$97,956

Depreciation	$2,513	$3,565	$8,821	$11,064

(*) Calculated using related GAAP shares outstanding

(1) Cost of sales charge for the nine months ended September 27, 2014 includes $2,080 inventory write-down.
Cost of sales charge for the nine months ended September 28, 2013 includes $756 for customer cost reimbursement, $438 for costs from power interruptions, and $730 charges for repair and product scrap from accelerated production ramp.
(2) Marketable securities adjustments include realized gains upon redemptions and interest accretion.
(3) Restructuring for the three months ended September 27, 2014 includes $1,696 workforce reduction and $1,591 realized gain on the sale of certain surplus fixed asset identified following the strategic restructuring in the second quarter of 2014.
The nine months ended September 27, 2014 includes $3,834 workforce reduction charges and $3,722 fixed asset write-downs, partly offset by $1,591 from realized gain on the sale of certain surplus fixed assets. The nine months ended September 28, 2013 included $1,915 workforce reduction charge recorded in the first quarter of 2013.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	September 27, 2014	12/31/2013 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$13,483	$20,947
Marketable securities	-	3,447
Accounts receivable	9,459	15,156
Inventory	15,318	21,114
Prepaid expenses and other current assets	3,858	3,628
Assets held for sale	3,251	-
Total current assets	45,369	64,292

Plant and equipment, net	17,920	33,176
Other assets	212	213
	$63,501	$97,681

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$6,174	$13,043
Accrued liabilities	3,657	4,380
Accrued restructuring costs	1,018	245
Bank borrowings	4,000	-
Total current liabilities	14,849	17,668

Other long-term liabilities	1,262	1,604

Stockholders’ equity	47,390	78,409
	$63,501	$97,681

(*) The condensed balance sheet at December 31, 2013 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.